UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

December 21, 2006 (December 20, 2006)

Date of Report  (Date of earliest event reported)

PRAECIS PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30289	04-3200305
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

830 Winter Street, Waltham, Massachusetts 02451-1420

(Address of principal executive offices, including zip code)

(781) 795-4100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On December 20, 2006, PRAECIS PHARMACEUTICALS INCORPORATED (the “Company”), SmithKline Beecham Corporation (“Parent”) and Pilgrim Acquisition Corporation, a wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Parent is a wholly owned subsidiary of GlaxoSmithKline plc (“GSK”).

Subject to the terms and conditions of the Merger Agreement, (i) Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Rights”), issued pursuant to the rights agreement (the “Rights Agreement”), dated as of January 24, 2001, between the Company and American Stock Transfer & Trust Company, a New York banking corporation, as rights agent (the “Rights Agent”) (such Common Stock, together with the associated Rights, the “Shares”), at a purchase price of  $5.00 per Share in cash (such purchase price per Share, or greater purchase price per Share at which Shares are purchased in the Offer, the “Offer Price”) and (ii) as promptly as practicable following consummation of the Offer, Purchaser will be merged (the “Merger”) with and into the Company, with each outstanding Share (other than Shares owned by Purchaser or Parent or held in the Company’s treasury and shares as to which appraisal rights have been properly exercised and not withdrawn in accordance with the applicable provisions of the Delaware General Corporation Law) being converted into the right to receive the Offer Price in cash, and the Company surviving the Merger as a wholly owned subsidiary of Parent.

The closing of the Merger is subject to certain conditions, including the tender of a majority of the Shares of the Company, and other customary conditions.  A copy of the Merger Agreement is attached as Exhibit 2.1 to this report and is incorporated herein by reference.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

*****

The tender offer described in this form has not yet been commenced.  This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company.  At the time the tender offer is commenced, GSK and Purchaser intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and the Company intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer.  GSK, Purchaser and the Company intend to mail these documents to the stockholders of the Company.  These documents will contain important information about the tender offer and stockholders of the Company are urged to read them carefully when they become available.

Stockholders of the Company will be able to obtain a free copy of these documents (when they become available) and other documents filed by the Company and GSK with the SEC at the website maintained by the SEC at www.sec.gov.  In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from the Company by contacting the Company at 830 Winter Street, Waltham, Massachusetts 02451, attention: Investor Relations or from GSK by contacting GSK at One Franklin Plaza (FP 2355), 200 N. 16th Street, Philadelphia, Pennsylvania 19102, attention: Corporate Legal.

Item 3.03.	Material Modification to Rights of Security Holders.

The Company and the Rights Agent entered into Amendment No. 1 to Rights Agreement, dated December 20, 2006 (the “Amendment”) to amend the Rights Agreement.  The Amendment renders the rights issued pursuant to the Rights Agreement inapplicable to the Offer, the Merger and the Merger Agreement (each as defined in Item 1.01 above).

A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 8.01.	Other Events

On December 20, 2006, GlaxoSmithKline plc and the Company issued a joint press release announcing the execution of the Merger Agreement.  A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of December 20, 2006, by and among SmithKline Beecham Corporation, Pilgrim Acquisition Corporation and PRAECIS PHARMACEUTICALS INCORPORATED.

Exhibit 4.1

Amendment No. 1 to Rights Agreement, dated as of December 20, 2006, between PRAECIS PHARMACEUTICALS INCORPORATED and American Stock Transfer & Trust Company, as rights agent, amending the Rights Agreement, dated January 24, 2001, between PRAECIS PHARMACEUTICALS INCORPORATED and American Stock Transfer & Trust Company, as rights agent.

Exhibit 99.1	Joint Press Release issued by GlaxoSmithKline plc and PRAECIS PHARMACEUTICALS INCORPORATED on December 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2006	PRAECIS PHARMACEUTICALS INCORPORATED

	By	/s/ Edward C. English
Edward C. English
Vice President, Chief Financial Officer,
Treasurer and Assistant Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 20, 2006, by and among SmithKline Beecham Corporation, Pilgrim Acquisition Corporation and PRAECIS PHARMACEUTICALS INCORPORATED.

4.1

Amendment No. 1 to Rights Agreement, dated as of December 20, 2006, between PRAECIS PHARMACEUTICALS INCORPORATED and American Stock Transfer & Trust Company, as rights agent, amending the Rights Agreement, dated January 24, 2001, between PRAECIS PHARMACEUTICALS INCORPORATED and American Stock Transfer & Trust Company, as rights agent.

99.1	Joint Press Release issued by GlaxoSmithKline plc and PRAECIS PHARMACEUTICALS INCORPORATED on December 21, 2006.